SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):	August 11, 2015
MERIDIAN BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Ohio	0-14902	31-0888197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3471 River Hills Drive, Cincinnati, Ohio	45244
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (513) 271-3700
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 11, 2015, the Board of Directors (the "Board") of Meridian Bioscience, Inc. (the "Company") elected Catherine A. Sazdanoff and John C. McIlwraith to serve as directors (collectively the "New Directors") effective August 14, 2015 until the next annual meeting of shareholders.  The Board has determined that both of the New Directors are independent directors in accordance with guidelines that the Company has adopted, which comply with the listing standards set forth by the Nasdaq Stock Market. Following is background information on each of the New Directors:

Catherine A. Sazdanoff
Since January 2015, Ms. Sazdanoff has held the position of CEO and President of Sazdanoff Consulting LLC, specializing in business development, management and strategy consulting.  In addition, since January 2015, she has served as Strategic Advisor to mProve Health LLC, a mobile health technology company located in Arlington, Virginia.  From 2006 to 2015, Ms. Sazdanoff held a number of executive positions with Takeda Pharmaceutical International, Inc. ("Takeda"), a wholly-owned subsidiary of Japanese-based Takeda Pharmaceutical Corporation, including Vice President, Head of Corporate Projects (2012-2015), VP, Global Business Development (2011-2013) and VP, Corporate Development (2010-2011).  Ms. Sazdanoff's time at Takeda was preceded by approximately 22 years with Abbott Laboratories, where she held numerous executive positions.  Ms. Sazdanoff received a B.A. from the University of Notre Dame and a J.D. from Northwestern University School of Law.

John C. McIlwraith
Mr. McIlwraith co-founded Allos Ventures, a venture capital firm, in March 2010 and has served as a Managing Director there since that time.  Prior to founding Allos Ventures, Mr. McIlwraith was a Managing Director of Blue Chip Venture Company, a Cincinnati-based venture capital and private equity firm, which he joined in 1997.  He has served on the board of directors of more than 20 healthcare or information technology companies, and is currently the lead director of Assurex Health, Inc., an informatics-based precision medicine company providing treatment decision support to health care providers for behavioral health conditions.  Prior to 1997, Mr. McIlwraith served as Senior Vice President of Strategic Planning and General Counsel of publicly-traded Quantum Health Resources, Inc., and was a partner in the Jones Day law firm.  Mr. McIlwraith received a B.A. from Hillsdale College and a J.D. from Case Western Reserve University.

There is no arrangement or understanding between either of the New Directors and any other person pursuant to which either of the New Directors was elected as a director of the Company.  There are no transactions in which either of the New Directors has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Pursuant to its 2012 Stock Incentive Plan, on August 14, 2015 the Company granted each of the New Directors options to purchase 8,500 shares of common stock.  Each of the New Directors will participate in the compensation arrangements for non-employee directors of the Company as described under the heading "Director Compensation" on page 33 in the Company's proxy statement filed with the SEC on December 11, 2014.

The Board has not appointed either of the New Directors to any committees at this time.

These director appointments fill the vacancies resulting from the passing of William Motto and Robert Ready within the past year.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits
99.1 Press Release dated August 17, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIAN BIOSCIENCE, INC.

Date: August 17, 2015	By: /s/ Melissa A. Lueke
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)